                                               Exhibit 99.3

                                               Exhibit to Annual Report
                                               on Form 10-K of
                                               Angelica Corporation



                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                           ---------------

                              Form 11-K

(Mark One)

(x) ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]


     For the fiscal year ended   December 31, 1994
                               ------------------------------------
                                 OR


( ) TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]


     For the transition period from --------------to---------------


     Commission file number   1-5674
                           ----------------------------------------

     A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                      THE ANGELICA CORPORATION
                        SAVANNAH 401(k) PLAN


     B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                        ANGELICA CORPORATION
                      424 South Woods Mill Road
                 Chesterfield, Missouri  63017-3406

Financial Statements and Exhibits.
- ---------------------------------

     (a)  Financial Statements.                   Pages of this
          --------------------                    -------------
                                                  Form 11-K
                                                  ---------
          Report of Independent Public Accountants     5

          Statement of Net Assets Available for        6-7
          Plan Benefits - December 31, 1994 and
          December 31, 1993

          Statement of Changes in Net Assets           8
          Available for Plan Benefits - Fiscal
          Year ended December 31, 1994

          Notes to Financial Statements                9-11

          Schedule I                                   12

          Schedule II                                  13



     (b)  Exhibits.
          --------

          23.  Consent of Independent Public Accountants.

           THE ANGELICA CORPORATION
           SAVANNAH 401(k) PLAN

           FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
           AS OF DECEMBER 31, 1994 AND 1993
           TOGETHER WITH AUDITORS' REPORT

                        THE ANGELICA CORPORATION
                        ------------------------

                          SAVANNAH 401(k) PLAN
                          --------------------


            FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
            -----------------------------------------------

                       DECEMBER 31, 1994 AND 1993
                       --------------------------


                           TABLE OF CONTENTS
                           -----------------

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

FINANCIAL STATEMENTS:
 Statement of Net Assets Available for Plan Benefits--December 31, 1994 Statement of Net Assets Available for Plan Benefits--December 31, 1993 Statement of Changes in Net Assets Available for Plan Benefits for the
    Year Ended December 31, 1994

NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

SUPPLEMENTAL SCHEDULES SUPPORTING FINANCIAL STATEMENTS:
 Schedule I:  Item 27a - Schedule of Assets Held for Investment
    Purposes--December 31, 1994
 Schedule II: Item 27d - Schedule of 5% Reportable Transactions for the Year Ended December 31, 1994

            REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Angelica Corporation:


We have audited the accompanying statements of net assets available for plan benefits of The Angelica Corporation Savannah 401(k) Plan (the
Plan) as of December 31, 1994 and 1993, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1994. These financial statements and the schedules referred to below are the responsibility of the Plan Administrator. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1994 and 1993, and the changes in net assets available for plan benefits for the year ended
December 31, 1994, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules, as listed in the accompanying table of contents, are presented for purposes of complying with the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 and are not a required part of the basic financial statements. The fund information in the statements of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.





St. Louis, Missouri,
 April 4, 1995

                                  THE ANGELICA CORPORATION
                                  ------------------------

                                    SAVANNAH 401(k) PLAN
                                    --------------------


                    STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                    ---------------------------------------------------

                                     DECEMBER 31, 1994
                                     -----------------

                                                             Investment Funds
                                                  ---------------------------------------
                                                                                Directed
                                                  Company            Interest   Purchase
                                                   Stock    Mutual    Income     of Life
                                        Total      Fund      Fund      Fund     Insurance
                                      ---------   -------   ------   --------   ---------
            ASSETS
            ------
INVESTMENTS, at fair value:
  Angelica Corporation Common Stock   $   3,702   $ 3,702   $  -    $    -        $  -
  Massachusetts Capital Development
    Fund                                  1,009      -        1,009      -           -
  Washington Mutual Investors Fund          893      -          893      -           -
  General American Life Insurance
    Company Group Annuity Contract      116,073      -         -      116,073        -
  Hartford Life Insurance Company
    Group Annuity Contract              134,867      -         -      134,867        -
  LaSalle National Income Plus Fund      27,223      -         -       27,223        -
  Society National Bank MGD GIC Fund    139,472      -         -      139,472        -
  Boatmen's Employee Benefit
    Short-Term Fund                       8,547        59       287     8,184        17
  Loans to participants                  21,162      -         -       21,162        -
                                      ---------   -------   ------- ---------     -----
                                        452,948     3,761     2,189   446,981        17
OTHER ASSETS:
  Cash on deposit with Trustee               20      -         -           20        -
  Contributions receivable
    (including employer's
    contributions of 814)                 5,014        42        55     4,891        26
  Interest and dividends receivable         135        31        37        67        -
  Loan payments receivable                  728      -         -          728        -
  Other receivables                       2,467      -         -        2,467        -
                                      ---------   -------   ------- ---------     -----
       Total assets                     461,312     3,834     2,281   455,154        43
                                      ---------   -------   ------- ---------     -----

      LIABILITIES
      -----------

PREMIUMS PAYABLE                             43      -         -         -           43
                                      ---------   -------   ------- ---------     -----
NET ASSETS AVAILABLE FOR
  PLAN BENEFITS                       $ 461,269   $ 3,834   $ 2,281 $ 455,154     $  -
                                      =========   =======   ======= =========     =====



            The accompanying notes are an integral part of this statement.

                                  THE ANGELICA CORPORATION
                                  ------------------------

                                    SAVANNAH 401(k) PLAN
                                    --------------------


                    STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                    ---------------------------------------------------

                                     DECEMBER 31, 1993
                                     -----------------

                                                                  Investment Funds
                                                       ---------------------------------------
                                                                                     Directed
                                                       Company            Interest   Purchase
                                                        Stock    Mutual    Income     of Life
                                             Total      Fund      Fund      Fund     Insurance
                                           ---------   -------   ------   --------   ---------
            ASSETS
            ------

INVESTMENTS, at fair value:
  Angelica Corporation Common Stock        $   3,023   $ 3,023   $  -    $    -         $ -
  Massachusetts Capital Development Fund       1,026      -        1,026      -           -
  Washington Mutual Investors Fund             1,119      -        1,119      -           -
  General American Life Insurance
    Company Group Annuity Contract           124,346      -         -      124,346        -
  IDS Trust Company Collective
    Income Fund                              104,173      -         -      104,173        -
  LaSalle National Income Plus Fund           62,138      -         -       62,138        -
  Society National Bank MGD
    GIC Fund                                 110,606      -         -      110,606        -
  Boatmen's Employee Benefit
    Short-Term Fund                            2,313        87        19     2,195        12
  Loans to participants                       20,396      -         -       20,396        -
                                           ---------   -------   ------- ---------      ----
                                             429,140     3,110     2,164   423,854        12
OTHER ASSETS:
  Contributions receivable (including
    employer's contributions of $769)          5,861        52        41     5,737        31
  Interest and dividends receivable              189        25       154        10        -
  Loan payments receivable                       635      -         -          635        -
                                           ---------   -------   ------- ---------      ----
       Total assets                          435,825     3,187     2,359   430,236        43


           LIABILITIES
           -----------

PREMIUMS PAYABLE                                  43      -         -         -           43
                                           ---------   -------   ------- ---------      ----
NET ASSETS AVAILABLE FOR PLAN BENEFITS     $ 435,782   $ 3,187   $ 2,359 $ 430,236      $ -
                                           =========   =======   ======= =========      ====



              The accompanying notes are an integral part of this statement.

                                       THE ANGELICA CORPORATION
                                       ------------------------

                                         SAVANNAH 401(k) PLAN
                                         --------------------


                    STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                    --------------------------------------------------------------

                                 FOR THE YEAR ENDED DECEMBER 31, 1994
                                 ------------------------------------

                                                                  Investment Funds
                                                       ----------------------------------------
                                                                                      Directed
                                                       Company             Interest   Purchase
                                                        Stock    Mutual     Income     of Life
                                             Total      Fund      Fund       Fund     Insurance
                                           ---------   -------   ------    --------   ---------
ADDITIONS:
  Participant contributions                $  52,323   $   400   $   317   $  51,090    $ 516
  Employer contributions                       9,748        81        47       9,620       -
  Interest income                             29,057         6         5      29,046       -
  Dividend income                                172       112        60        -          -
  Rollovers                                    3,566       178      -          3,388       -
  Change in unrealized appreciation
    of investments                              (218)      (34)     (184)       -          -
  Loss on sale of investments                    (31)      (13)      (18)       -          -
                                           ---------   -------   -------   ---------    -----
                                              94,617       730       227      93,144      516
                                           ---------   -------   -------   ---------    -----
DEDUCTIONS:
  Participant withdrawals                     68,614        83       305      68,226       -
  Life insurance premiums                        516      -         -           -         516
                                           ---------   -------   -------   ---------    -----
                                              69,130        83       305      68,226      516
                                           ---------   -------   -------   ---------    -----
       Net increase/(decrease)                25,487       647      (78)      24,918       -

NET ASSETS AVAILABLE FOR PLAN
  BENEFITS AT BEGINNING OF YEAR              435,782     3,187     2,359     430,236       -
                                           ---------   -------   -------   ---------    -----
NET ASSETS AVAILABLE FOR PLAN
  BENEFITS AT END OF YEAR                  $ 461,269   $ 3,834   $ 2,281   $ 455,154    $  -
                                           =========   =======   =======   =========    =====



                 The accompanying notes are an integral part of this statement.

                      THE ANGELICA CORPORATION
                      ------------------------

                        SAVANNAH 401(k) PLAN
                        --------------------


      NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
      --------------------------------------------------------

                     DECEMBER 31, 1994 AND 1993
                     --------------------------


1.   DESCRIPTION OF PLAN:
     -------------------

The following description of The Angelica Corporation Savannah 401(k) Plan (the Plan) is provided for general information purposes only. More complete information regarding the Plans provisions may be found in the plan document.


General
- -------

The Plan was adopted by the Board of Directors of Angelica Corporation (the Company) to provide participants an opportunity to defer portions of their earnings so as to provide supplementary retirement income and a measure of economic security. The Company is the Plan Administrator and the assets of the Plan are held in trust by Boatmen's Trust Company (the Trustee).


Eligible Participants
- ---------------------

The participating employers in the Plan are the Company and its subsidiaries. All full-time union employees at the Company's Savannah, Tennessee, plant who have either (i) completed one year of service with the Company and are age 21 or older or (ii) completed three years of service, are eligible to participate in the Plan.


Contributions
- -------------

Eligible employees may contribute up to 12% of their annual compensation to the Plan through payroll deferrals. The Company provides a matching contribution of up to five cents for each hour worked by a participant.


Vesting
- -------

The salary deferral and company matching contributions of each participant's account are fully vested and nonforfeitable at all times.


Benefits
- --------

Participants are entitled to receive the balance of their accounts upon death, total disability, retirement or termination of employment, or upon request after reaching age 59-1/2. Any participants who have suffered a hardship (as defined by the Internal Revenue Service and the Plan) may also withdraw all or any portion of their account balances. As of December 31, 1994 and 1993, the Plan had $229 and $-0-, respectively, in net assets available for plan benefits that had been requested to be paid to terminated participants.

Loan Provision
- --------------

The Plan allows participants to borrow from their accounts, subject to certain limitations. Such loans made prior to November 1989 bear interest at a rate equal to the rate being earned by the Interest Income Fund at the time the loan was made. Loans made subsequent to October 1989 bear interest at the prime rate plus 1/2% at the time the loan is made. All loans must be secured by the participant's account and are repayable in installments by payroll deductions.


Investment Programs
- -------------------

The investment programs of the Plan are as follows:

   Upon enrollment or reenrollment, each participant directs his or her contributions to be invested in one or more of the investment options below in increments of 10%. Such direction may be revised by participants on a monthly basis.

       Company Stock Fund
          This fund is invested in Angelica Corporation Common Stock.

       Mutual Fund
          This fund is invested in the Massachusetts Capital Development Fund and the Washington Mutual Investors Fund.

       Interest Income Fund
          This fund is invested in group annuity contracts with General American Life Insurance Company, Hartford Life Insurance Company, LaSalle National Bank and Society National Bank.

       Directed Purchase of Life Insurance
          Each participant has the right to direct a portion of his or her contributions to purchase insurance on his or her life or the lives of his or her spouse and children under age 23. Only participants contributing to the fund as of December 31, 1990, are allowed to continue contributions in the future.

The number of participants with an account balance in each fund at December 31, 1994, was as follows:

      Company Stock Fund                                   9
      Mutual Fund                                          3
      Interest Income Fund                               132
      Directed Purchase of Life Insurance                  3

The total number of participants in the Plan was less than the sum of the number of participants shown above because some were participating in more than one fund.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     ------------------------------------------

Basis of Accounting
- -------------------

The financial statements of the Plan are maintained on an accrual basis. The Plan's investments are stated at fair value, as determined by the Trustee, based on publicly stated price information. The "average cost" method is used to determine the cost of securities sold. Investments in group annuity contracts are stated at contract value.

Administrative Expenses
- -----------------------

Costs of administering the Plan are generally borne by the Company and are not charged to the Plan.


Gains and Losses on Sale of Investments
- ---------------------------------------

In compliance with reporting regulations of the Department of Labor, the Plan calculates the net realized gains and losses on investments sold or distributed and unrealized appreciation and depreciation of investments based on the market value of the assets at the beginning of the plan year or at the time of purchase during the year.


3.   INVESTMENTS:
     -----------

The Trustee of the Plan holds the Plans investments and executes transactions therein.

The fair market value of individual assets that represent 5% or more of the Plans net assets as of December 31, 1994 and 1993, is as follows
(in thousands):
   December 31, 1994:
    General American Life Insurance Company Group Annuity Contract     $116
    Hartford Life Insurance Company Group Annuity Contract              135
    LaSalle National Income Plus fund                                    27
    Society National Bank MGD GIC Fund                                  139

   December 31, 1993:
    General American Life Insurance Company Group Annuity Contract     $124
    IDS Trust Company Collective Income Fund                            104
    LaSalle National Income Plus Fund                                    62
    Society National Bank MGD GIC Fund                                  111


4.   INCOME TAX STATUS:
     -----------------

The Company has received a determination letter dated October 6, 1992, from the Internal Revenue Service stating that the Plan qualifies under the Internal Revenue Code; as such, the Plan is exempt from federal income tax, and amounts contributed by the Company and its employees are not taxable to the participants until distributions from the Plan are made. The Plan Administrator believes that the Plan as amended and as currently operating is in compliance with all applicable provisions of the Internal Revenue Code.


5.   TERMINATION OF THE PLAN:
     -----------------------

The Company reserves the right to terminate its participation in the Plan as of any specified current or future date.

Until the assets held in the Trust have been fully distributed, the Trustee shall continue to possess all powers with which it was empowered by the Trust Agreement, and shall have all such other powers as are necessary or appropriate to the completion of such distribution.

Upon termination of the Plan, plan assets will not be insured by the Pension Benefit Guaranty Corporation as the Plan is not covered by Title IV of the Employee Retirement Income Security Act of 1974. In addition, termination of the Plan must be approved by the Internal Revenue Service.

                                                                             SCHEDULE I



                                  THE ANGELICA CORPORATION
                                  ------------------------

                                    SAVANNAH 401(k) PLAN
                                    --------------------


                 ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                 ----------------------------------------------------------

                                     DECEMBER 31, 1994
                                     -----------------
                                                 Number of
                                                 Shares or
                                                 Principal                      Fair
                                                  Amount         Cost           Value
                                                 ---------     ---------      ---------
COMPANY STOCK FUND:
  Angelica Corporation Common Stock                   134      $   3,706      $   3,702
  Boatmen's Employee Benefit Short-Term Fund     $     59             59             59
                                                               ---------      ---------
                                                                   3,765          3,761
                                                               ---------      ---------
MUTUAL FUND:
  Massachusetts Capital Development Fund           99.241          1,212          1,009
  Washington Mutual Investors Fund                 53.038            902            893
  Boatmen's Employee Benefit Short-Term Fund     $    287            287            287
                                                               ---------      ---------
                                                                   2,401          2,189
                                                               ---------      ---------
INTEREST INCOME FUND:
  General American Life Insurance Company
    Group Annuity Contract                       $116,073        116,073        116,073
  Hartford Life Insurance Company
    Group Annuity Contract                       $134,867        134,867        134,867
  LaSalle National Income Plus Fund              $ 27,223         27,223         27,223
  Society National Bank MGD GIC Fund             $139,472        139,472        139,472
  Boatmen's Employee Benefit Short-Term Fund     $  8,184          8,184          8,184
  Loans to participants, interest ranging
    from 6.5% to 11.0%                           $ 21,162         21,162         21,162
                                                               ---------      ---------
                                                                 446,981        446,981
                                                               ---------      ---------
DIRECTED PURCHASE OF LIFE INSURANCE:
  Boatmen's Employee Benefit Short-Term Fund     $     17             17             17
                                                               ---------      ---------
       Total investments                                       $ 453,164      $ 452,948
                                                               =========      =========



            The accompanying notes are an integral part of this schedule.

                                                                                    SCHEDULE II



                                       THE ANGELICA CORPORATION
                                       ------------------------

                                         SAVANNAH 401(k) PLAN
                                         --------------------


                          ITEM 27d - SCHEDULE OF 5% REPORTABLE TRANSACTIONS
                          -------------------------------------------------

                                 FOR THE YEAR ENDED DECEMBER 31, 1994
                                 ------------------------------------
                                                                        Sales
                                  Purchases          -------------------------------------------
                           -----------------------                                         Net
                            Number of     Purchase    Number of      Sales    Cost of     Gain/
  Description of Asset     Transactions    Price     Transactions    Price     Assets     (Loss)
  --------------------     ------------   --------   ------------    -----    -------     ------
Hartford Life Insurance
  Company Group Annuity
  Contract                        2       $134,000        -         $   -     $   -        $  -

IDS Trust Company Collective
  Income Fund                     1            545         6         108,968   108,968        -

LaSalle National Income
  Plus Fund                      12          3,631         9          38,093    38,093        -

Society National Bank
  MGD GIC Fund                   11         49,214         8          28,694    28,694        -

Boatmen's Employee Benefit
  Short-Term Fund               115        201,370        56         193,623   193,623        -




               The accompanying notes are an integral part of this schedule.

                                                       Exhibit 23
                                                       of 11-K


              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
              -----------------------------------------

     As independent public accountants, we hereby consent to the incorporation of our report on The Angelica Corporation Savannah 401(k) Plan financial statements included in this Form 11-K, into the Corporation's previously filed Registration Statement on Form S-8 File No. 33-625.


                                        /s/ Arthur Andersen LLP

                                        ARTHUR ANDERSEN LLP



St. Louis, Missouri
April 24, 1995

                                    -14-